EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2006 relating to the financial statements, which appears in Ikanos Communications Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 5, 2007